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                                                                  EXHIBIT 24.2


                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
  Heartland Communications & Management, Inc. and
  Heartland Capital Corporation


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated April 25, 1997, on our audits of the financial statements of Heartland Communications & Management, Inc. and Heartland Capital Corporation, respectively. Each of our reports contains an explanatory paragraph regarding the Companies' ability to continue as going concerns.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                  BDO SEIDMAN, LLP

Washington, D.C.
July 24, 1997